CERTIFICATE OF THE DESIGNATION, PREFERENCES,
                            RIGHTS AND LIMITATIONS OF
                            SERIES B PREFERRED STOCK
                                       OF
                               POWERED CORPORATION


     POWERED CORPORATION (hereinafter referred to as the "Corporation" or "Company"), a corporation organized and existing under the laws of the State of Texas,

DOES HEREBY CERTIFY:

     That, the Articles of Incorporation of the Corporation authorizes the issuance of 5,000,000 shares of Preferred Stock, $.001 par value per share, and expressly vests in the Board of Directors of the Corporation the authority to issue any or all of said shares in one or more series and by resolution or resolutions to establish the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions and other distinguishing characteristics of each series to be issued:

     RESOLVED, that pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation, the Series B Preferred Stock, par value $.001 with a stated value of $100.00 per share ("Preferred Stock"), is hereby authorized and created, said series to consist of up to 4,000 shares. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof shall be as follows:

     1.   DIVIDENDS.

          There shall be dividends on preferred stock of 1%. Dividends are cumulative.

     2.   NO CONVERSION.

          There shall be no conversion of preferred stock into common stock

     3.   VOTING

          (a) Until December 31,2099, the class of Preferred Stock, in the aggregate, shall have 51% of the voting power of the Corporation and shall vote along with the class of common stock. Each share of Preferred Stock shall vote PRO RATA to its portion of the Preferred Stock class.

               After December 31, 2099, the aggregate number of votes that the class of Preferred Stock may be converted into shall be fixed as that number of votes that the Preferred Stock could have voted at 11:59 PM CST on December 31, 2099.

               The above notwithstanding, at all times, the aggregate number of votes which the class of Preferred Stock may be vote shall not be less than 30,000,000 votes.

          (b) The shares of Preferred Stock shall be entitled to vote, together with the shares of the Corporation's Common Stock, on all matters presented at any annual or special meeting of stockholders of the Corporation, or may act by written consent in the same manner as the holders of the Corporation's Common Stock, in the number of votes as may be calculated from time to time as in the above.

          (c) Any amendment to this certificate of the designation, preferences, rights and limitations of the Preferred Stock shall require the vote of 75% of the then outstanding shares of Preferred Stock.

     4.   LIQUIDATION RIGHTS

          (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to receive out of assets of the Corporation available for distribution to stockholders, before any distribution of assets is made to holders of any other class of capital stock of the Corporation, an amount equal to the stated value per share of Preferred Stock, plus accumulated and unpaid dividends thereon to the date fixed for distribution ("Liquidation Amount").

          (b) A consolidation or merger of the Corporation (in the event that the Corporation is not the surviving entity) or sale of all or substantially all of the Corporation's assets shall be regarded as a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Section 4. In the event of such a liquidation as contemplated by this Section 4(b), the holders of Preferred Stock shall be entitled to receive an amount equal to the greater of the Liquidation Amount or that which such holders would have received if they had converted their Preferred Stock into Common Stock immediately prior to such liquidation or winding up (without giving effect to the liquidation preference of or any dividends on any other capital stock ranking prior to the Common Stock).

          (c) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which involves the distribution of assets other than cash, the Corporation shall promptly engage competent independent appraisers to determine the value of the assets to be distributed to the holders of shares of Preferred Stock and the holders of shares of Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock of the appraiser's valuation.

     5.   LIMITATIONS

          (a) So long as twenty-five percent (25%) of the shares of Preferred Stock are outstanding, the Corporation shall not;

               (i) create, authorize or issue shares of any class or series of stock, or any security convertible into such class or series ranking senior to or on parity with the Preferred Stock either as to payment of dividends or as distributions in the event of a liquidation, dissolution or winding up of the Corporation; or

               (ii) amend, alter or repeal any provision of the Articles of
                    Incorporation or Bylaws of the Corporation so as to affect adversely the relative rights, preferences, qualifications, limitations or restrictions (including, without limitation, expanding the number of members on the Board of Directors) of the Preferred Stock; or

               (iii) declare or pay any dividend on its Common Stock if any dividends are unpaid on the Preferred Stock; or

               (iv) redeem for cash any other securities issued by the
                    Company; or

               (v) directly or indirectly, enter into any merger, consolidation or other reorganization in which the Company shall no be the surviving corporation, unless the surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under the Certificate of Designation.

          (b) The provisions of this paragraph 5 shall not in any way limit the right and power of the Corporation to issue bonds, notes, mortgages, debentures, common stock, preferred stock ranking junior to the terms of the Preferred Stock and other obligations, and to incur indebtedness to banks and to other lenders.

     IN WITNESS WHEREOF, Powered Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by JAMES JEFFREY, its
president, and JOHN MALONE, its secretary, this 23rd  day of   January , 2007.
                                                ----           -------


Powered Corporation

                       By:   /s/ James Jeffrey
                          -------------------------
                          JAMES JEFFREY, President

                       By:   /s/ John Malone
                          -------------------------
                          JOHN MALONE, Secretary

THE STATE OF TEXAS

COUNTY OF HARRIS

     BEFORE ME, the undersigned authority, on this day personally appeared James Jeffrey, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL of office this 23rd day of January, 2007.
                                                 ----        -------
2007.

             /S/ Huriya A. Suhir
             -------------------
             NOTARY PUBLIC  IN  AND FOR
             THE STATE OF TEXAS

My commission expires 01/28/2009
                      ----------

                                                      HURIYA A SUHIR
                                                  My Commission Expires
                                                     January 28, 2009


THE STATE OF TEXAS

COUNTY OF HARRIS

     BEFORE ME, the undersigned authority, on this day personally appeared John Malone, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.


     GIVEN UNDER MY HAND AND SEAL of office this 23rd day of January, 2007.
                                                 ----        -------
2007.

             /S/ Huriya A. Suhir
             -------------------
             NOTARY PUBLIC  IN  AND FOR
             THE STATE OF TEXAS


My commission expires 01/28/2009
                      ----------

                                                      HURIYA A SUHIR
                                                  My Commission Expires
                                                     January 28, 2009

Corporations Section              [GRAPHIC OMITED]                Roger Williams
P.O.Box 13697                                                 Secretary of State
Austin, Texas 78711-3697

                        OFFICE OF THE SECRETARY OF STATE


January 25, 2007


Lawyer's Aid Service, Inc.
P. 0. Box 848
Austin, TX 78767 USA

RE: POWERED CORPORATION
File Number: 140992700
File Date: 01/25/2007

It has been our pleasure to file the establishment of a series of shares for the referenced entity. This letter may be used as evidence of the filing and payment of the filing fee.

If we may be of further service at any time, please let us know.

Sincerely,


Corporations Section
Statutory Filings Division
(512)463-5555


                             Come visit us on the
                                  internet at
                           http://www.sos.state.tx.us/
Phone:(512)463-5555             Fax:(512)463-5709                     TTY: 7-1-1
Prepared by: Lisa Sartin                                  Document: 158455600002